Exhibit 21.1
THE GREENBRIER COMPANIES, INC.
LIST OF SUBSIDIARIES

Names Under
	State of	Which Does
Name	Incorporation	Business
3048389 Nova Scotia Limited	Nova Scotia, Canada	N/A
Autostack LLC	OR	N/A
Greenbrier-Concarril LLC	DE	N/A
Greenbrier de Mexico, S.R.L. de C.V.	Mexico	N/A
Greenbrier Europe B.V.	Netherlands	N/A
Greenbrier Germany GmbH	Germany	N/A
Greenbrier Leasing Company LLC	OR	Greenbrier Intermodal
Greenbrier Leasing Limited	Nova Scotia, Canada	N/A
Greenbrier Leasing Limited Partner, LLC	DE	N/A
Greenbrier Management Services, LLC	DE	N/A
Greenbrier Leasing, L.P.	DE	N/A
Greenbrier Logistics, Inc.	OR	N/A
Greenbrier Railcar LLC.	OR	N/A
Greenbrier U.K. Limited	United Kingdom	N/A
Gunderson-Concarril, S.A. de C.V.	Mexico	N/A
Gunderson LLC	OR	N/A
Gunderson Marine LLC	OR	N/A
Gunderson Rail Services, LLC	OR	N/A
InterAmerican Logistics Inc.	Ontario, Canada	N/A
Superior Transportation Systems, Inc.	OR	N/A
Tolan O’Neal Transportation & Logistics, Inc.	WA	N/A
TrentonWorks Limited	Nova Scotia, Canada	N/A
WagonySwidnica S.A.	Poland	N/A
Gunderson Specialty Products, LLC	DE	N/A
Ohio Castings Company, LLC	DE	N/A
Chicago Castings Company, LLC	DE	N/A
Alliance Castings Company, LLC	DE	N/A